                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    BRITE VOICE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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
                                     [LOGO]

                           BRITE VOICE SYSTEMS, INC.
                       250 INTERNATIONAL DRIVE, SUITE 300
                            LAKE MARY, FLORIDA 32746

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1999

                             ---------------------

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Brite Voice Systems, Inc. will be held at the Company's corporate headquarters, 250 International Parkway, Suite 300, Lake Mary, Florida, on Tuesday, May 11, 1999 at 9:30 a.m., for the following purposes:

    1. To elect a Board of Directors (six members) to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified;

    2. To approve and ratify the appointment of Arthur Andersen LLP, independent public accountants, as auditors for the current fiscal year; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The enclosed Proxy Statement includes information relating to these proposals.

    All stockholders of record as of the close of business on March 31, 1999, are entitled either to attend and vote in person any shares held by them or to attend and vote by proxy any shares held by them. A majority of the outstanding shares of the Company is required for a quorum.

    The Board of Directors and management sincerely desire your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and return the enclosed proxy promptly. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          Glenn A. Etherington

                                               SECRETARY

April 12, 1999

                                    IMPORTANT
 PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AND THE SUBMISSION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           BRITE VOICE SYSTEMS, INC.
                      250 INTERNATIONAL PARKWAY, SUITE 300
                            LAKE MARY, FLORIDA 32746

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1999

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished by the Board of Directors of Brite Voice Systems, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held May 11, 1999, at the Company's corporate headquarters, 250 International Parkway, Suite 300, Lake Mary, Florida, and at any adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said shares will be voted in favor of the proposals set forth in the attached notice. The proxy also confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting and other matters which may properly come before the meeting. There are no rights of appraisal or similar rights of dissenters with respect to any of the matters proposed to be considered at the meeting. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 12, 1999.

    A stockholder who has given a proxy may revoke it as to any motion on which a vote has not already been passed by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company at the office of the Company, at any time up to the meeting or any adjournment thereof, or delivered to the Chairman of the meeting on the day of the meeting or any adjournment thereof. A stockholder may appoint a person, other than the Board of Directors' nominees, to represent him at the meeting. This right may be exercised by the insertion of said person's name in the blank space provided and by striking out the names of the Board of Directors' nominees, or by the submission of a similar form of proxy.

    The cost of solicitation of these proxies will be paid by the Company, including reimbursements paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to, and solicitation of proxies from, the beneficial owners of shares held of record by such persons. The Company has not engaged any person to solicit proxies in connection with the meeting.

                               VOTING AT MEETING

    Only stockholders of record on the books of the Company at the close of business on March 31, 1999, the record date established for the Annual Meeting, will be entitled to vote at the meeting. On March 31, 1999, there were 12,271,178 shares of Common Stock outstanding and no other voting securities. Stockholders of the Company have the right to cumulate votes in the election of Directors (i.e., each stockholder is entitled to as many votes as equals the number of shares of stock held by him or her on the record date, multiplied by the number of Directors to be elected, and such votes may all be cast for a single candidate, or may be distributed among several or all of the candidates, as the stockholder sees fit). On all other matters, all stockholders are entitled to one vote per share. Directors are elected by a plurality vote. All other proposals will be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such matters.

    Shares represented by proxies containing abstentions, or indicating broker non-votes, will be considered as present at the meeting for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will not otherwise be counted on any matters.

                             COMMON STOCK OWNERSHIP

    The following table sets forth certain information, furnished by the persons named below, concerning beneficial ownership of the Company's Common Stock as of March 1, 1999 (except as otherwise indicated) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Director and nominee for Director of the Company; (iii) each of the executive officers named in the table under the heading "Compensation of Directors and Executive Officers - Summary Compensation Table"; and (iv) all Directors and executive officers of the Company as a group.

                                                                             NUMBER OF SHARES
                                                                               BENEFICIALLY     PERCENT OF
NAME                                                                            OWNED (1)        CLASS (2)
---------------------------------------------------------------------------  ----------------   -----------
Stanley G. Brannan ........................................................    1,166,962(3)        9.51%
 250 International Parkway, Suite 300
 Lake Mary, Florida 32746
Alan C. Maltz .............................................................    1,305,106(4)       10.64%
 29 Chelsea Drive
 Livingston, New Jersey 07039
Putnam Investments, Inc. ..................................................      767,700(5)        6.26%
 One Post Office Square
 Boston, Massachusetts 02109
Gerald V. Butler...........................................................       57,500           *
Glenn A. Etherington.......................................................      102,821           *
C. MacKay Ganson, Jr.......................................................       35,362(6)        *
David S. Gergacz...........................................................       13,000           *
J. Darrell Kelley..........................................................            0           *
John F. Kelsey, III........................................................       16,333           *
Scott A. Maltz.............................................................      472,621           3.85%
Ray S. Naeini..............................................................       15,000           *
Donald R. Walsh............................................................       84,948           *
All Directors and Executive Officers as a Group (15 persons)...............    3,300,340          26.26%

------------------------

*   Less than 1% of the outstanding Common Stock

(1) Except as otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to such shares.

(2) In calculating the percentages shown, as required by the proxy solicitation rules of the Securities and Exchange Commission, the number of shares owned by the named individuals includes the shares they had the right to purchase within 60 days of March 1, 1999 upon exercise of stock options. The options held by the named individuals and the group are: Gerald V. Butler -- 52,500; Glenn A. Etherington -- 77,000; C. MacKay Ganson, Jr. -- 14,500; David S. Gergacz -- 13,000; John F. Kelsey, III -- 14,500; Ray S. Naeini -- 15,000; Donald R. Walsh -- 81,250; and the group -- 297,000.

(3) Includes 25,000 shares owned by Mr. Brannan's wife. Also includes 10,000 shares owned by Mr. Brannan's children, beneficial ownership of which is disclaimed by Mr. Brannan.

(4) Includes 80,000 shares held by Mr. Maltz as custodian for his two minor daughters, beneficial ownership of which is disclaimed by Mr. Maltz.

(5) Information is as of December 31, 1998 based upon a Schedule 13G filed by Putnam Investments, Inc. on behalf of itself and its parent, Marsh & McLennan Companies, Inc., and two subsidiaries which are registered investment advisors, Putnam Investment Management, Inc.

    (investment advisor to the Putnam family of mutual funds) and The Putnam Advisory Company, Inc. (investment advisor to Putnam's institutional clients). Both subsidiaries have dispository power over the shares as investment managers. Each of the mutual fund's trustees have voting power over the shares held by each fund and The Putnam Advisory Company, Inc. has shared voting power over 372,000 shares held by institutional clients. The percentage is calculated as of March 1, 1999.

(6) Includes 4,300 shares held by Tucker Anthony & R.L. Day, Inc. for the benefit of the C. MacKay Ganson, Jr. SEP IRA. Also includes 3,081 shares held by the Charles M. Ganson Trust dated December 19, 1968 for the benefit of Carol Ganson, as to which Mr. Ganson is trustee.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    Pursuant to the Company's Bylaws, the Board of Directors has fixed the number of Directors at six and approved the slate of nominees identified below. If any individual nominated for election as a Director is not available at the time of the Annual Meeting to serve as a Director if so elected, proxies cast on behalf of that nominee may be voted for the remaining nominees and for a substitute nominee designated by the proxy holders or the current Board of Directors. The Company expects all nominees to be available to serve if elected as Directors. The nominees, and certain information with respect to each of them, are as follows:

NAME                                              AGE                 POSITION WITH COMPANY               DIRECTOR SINCE
--------------------------------------------      ---      --------------------------------------------  ----------------
Stanley G. Brannan..........................          49   President, Chief Executive Officer and            October 1984
                                                             Chairman of the Board
C. MacKay Ganson, Jr. (1)(3)................          59   Director                                           August 1993
J. Darrell Kelley...........................          56   Director                                          January 1999
John F. Kelsey, III (1)(3)..................          52   Director                                              May 1994
Alan C. Maltz (2)...........................          48   Director                                           August 1995
Scott A. Maltz (1)(2).......................          42   Director                                           August 1995

------------------------

(1) Member of Nominating Committee

(2) Member of Compensation Committee

(3) Member of Audit Committee

    STANLEY G. BRANNAN, the Company's founder, served as President, Chief Executive Officer and Chairman of the Board from the Company's inception until resigning as President and Chief Executive Officer in December 1996. Mr. Brannan subsequently resigned as Chairman of the Board in January 1998. Upon the resignation of David S. Gergacz in November 1998, Mr. Brannan accepted the positions of President and Chief Executive Officer on an interim basis. Prior to founding the Company, Mr. Brannan founded Mycro-Tek, Inc., a company specializing in the manufacture of microprocessor-based products used in electronic newsroom systems and television character generators. When Mycro-Tek, Inc. was acquired by Allied Corporation in 1980, Mr. Brannan was employed by Allied and eventually became president of the company's Merganthaler USA Division.

    C. MACKAY GANSON, JR. is a partner of Ganson & Company Fiduciary Services, formerly Taylor, Ganson & Perin Fiduciary Services, a small, privately-held firm providing fiduciary and trust services for individuals. Prior to 1982, Mr. Ganson was vice president with Bank of Boston's venture capital affiliate. Mr. Ganson is active in venture capital investing and serves as a director of several privately-held companies.

    J. DARRELL KELLEY has been president and chief executive officer of the Economic Development Commission of Mid-Florida, Inc. since September 1998. He is responsible for the management of business development and marketing activities for a four-county region in central Florida, including the City of Orlando. Mr. Kelley has nearly 40 years of experience in the telecommunications industry, including positions as chief executive officer of Sprint/United Telephone's North Central Operations, and United Telephone's Texas Operations. Most recently, he served as president of Southern Operations for Sprint Corporation from 1994 to 1997. Mr. Kelley serves as a director of several privately-held companies.

    JOHN F. KELSEY, III is the founder and president of The Kelsey Group, Inc., a strategic planning and marketing analysis company in the interactive publishing field. Founded in 1986, The Kelsey Group provides information and decision-support services through publishing, consulting, conferences and research. Its clients include numerous directory and newspaper publishers, new media companies, technology suppliers and systems providers. Mr. Kelsey has been involved in the electronic information services industry since 1978 when he was responsible for strategic planning of interactive services at AT&T. Mr. Kelsey also held several executive positions with Dow Jones & Company in the 1980s.

    ALAN C. MALTZ became Executive Vice President and a Director of the Company in August 1995, immediately following the Company's acquisition of Telecom Services Limited (U.S.) Inc., Telecom Services Limited (West), Inc. ("TSL West"), TSL Software Services, Inc., and TSL Management Group, Inc. (collectively the "TSL Companies"), and resigned his position as Executive Vice President upon fulfillment of the term of his employment contract in December 1997. Mr. Maltz served as vice president and a director of TSL (West) and as president and a director of each of the other TSL Companies since their incorporation at various times between July 1986 and December 1992. Prior to the founding of the TSL Companies, Mr. Maltz was vice president of telecommunications systems at Bankers Trust Company, where he managed the engineering, design and operation of all global telecommunications systems. Prior to his employment by Bankers Trust Company, Mr. Maltz was employed as a project engineer by Western Union and New York Telephone Company.

    SCOTT A. MALTZ became a Vice President and a Director of the Company in August 1995, immediately following the Company's acquisition of the TSL Companies, and was Senior Vice President and General Manager-TSL from June 1996 until August 1998. Mr. Maltz was president of TSL (West) since its formation in 1989. Prior to joining TSL, Mr. Maltz was employed by Bain & Company, a management consulting firm, where he consulted with clients in the telecommunications, financial services and personal computer industries.

    Under the terms of the Agreement and Plan of Reorganization and Merger relating to the Company's acquisition of the TSL Companies, those persons who were the stockholders of the TSL Companies had the right to designate two persons to be nominated for election to the Company's Board of Directors during the period that they collectively owned at least 20% of the issued and outstanding shares of Common Stock, and will continue to have the right to designate one person to be nominated for election until their collective ownership is less than 10% of the issued and outstanding shares of Common Stock. Alan C. Maltz and Scott A. Maltz were originally designated as nominees to the Company's Board of Directors in August 1995 following consummation of the merger. Alan C. Maltz and Scott A. Maltz are brothers.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held eight meetings during 1998, including regularly scheduled and special meetings.

    The Company currently has an Audit Committee, a Compensation Committee and a Nominating Committee of the Board of Directors. The Audit Committee recommends selection of the Company's independent auditors, reviews the scope and results of the audit, makes inquiries as to the adequacy of the Company's accounting, financial and operating controls, and reports findings and recommendations to the Board. The Compensation Committee determines the cash compensation for all Board-elected officers of the Company and determines the recipients and amounts of stock option grants. The Nominating Committee makes recommendations to the Board of Directors regarding potential nominees to the Board. During 1998, the Audit Committee met twice and the Compensation Committee met once. The Nominating Committee held no formal meetings during 1998.

    During 1998, all Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees, if any, on which they served and which were held during the period that such persons served on the Board or such Committees.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

    Directors of the Company who are not officers currently receive $1,000 for each Board meeting personally attended, $250 for each conference telephone call Board meeting attended and an annual fee of $5,500. Each Director also receives $500 for each Committee meeting attended which is held other than in conjunction with a regularly scheduled Board meeting. Directors are also reimbursed for expenses incurred in attending such meetings. Directors assigned to special projects are compensated at the rate of $125 per hour.

    Under the Company's Amended and Restated 1990 Non-Employee Director Stock Option Plan (the "Director Plan"), each Director who is neither an officer nor other salaried employee of the Company, receives an option to purchase 4,500 shares of the Company's Common Stock on each date of election of such person to the Board of Directors. Each such option vests and becomes exercisable cumulatively as to one-third of the shares of common stock on each of the first, second and third anniversaries of the grant date. A maximum of 150,000 shares of common stock may be issued under the Director Plan.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows the cash and other compensation paid or to be paid by the Company and its subsidiaries to (i) each of the persons who served as the Company's chief executive officer during 1998, and (ii) the four most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers as of December 31, 1998, and an additional person who served as an executive officer during 1998 and would have been one of the four most highly compensated executive officers had he been serving as such as of December 31, 1998 (the "Named Executive Officers"), during the years indicated and for services rendered in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                      ANNUAL           COMPENSATION
                                                                   COMPENSATION        -------------    ALL OTHER
                                                             ------------------------     AWARDS      COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR      SALARY ($)    BONUS ($)   OPTIONS (#)        ($)
------------------------------------------------  ---------  -------------  ---------  -------------  -------------

Stanley G. Brannan .............................       1998     172,577(1)          0         4,500        3,324(4)
 President and Chief                                   1997     210,000             0             0       43,445(5)
 Executive Officer                                     1996     210,000        15,218        44,000        3,351(6)

David S. Gergacz ...............................       1998     367,500       182,253        10,000          354(4)
 President and Chief                                   1997     350,000       175,000       300,000      217,587(5)
 Executive Officer                                     1996      36,673(2)     14,583       504,500           18(6)

Gerald V. Butler ...............................       1998     176,400        81,696        10,000        3,641(4)
 Senior Vice President                                 1997     176,400        35,097             0        3,279(5)
 of Worldwide Operations                               1996     168,000        51,425        22,000        3,351(6)

Ray S. Naeini ..................................       1998     180,000       109,019       110,000        3,643(4)
 Executive Vice                                        1997     152,539        82,186        20,000      108,451(5)
 President of Global Products                          1996     140,000             0        10,000      108,451(6)

Donald R. Walsh ................................       1998     180,000       103,293        20,000        5,943(4)
 Executive Vice President                              1997     176,400        70,000             0      134,433(5)
 of Worldwide Sales                                    1996     168,000        46,350        44,000        5,651(6)

Scott A. Maltz .................................       1998     126,385(3)    163,000        10,000        3,492(4)
 Senior Vice President/General                         1997     190,629        17,500             0        9,925(5)
 Manager -- TSL                                        1996     179,375        66,625        22,000       10,551(6)

Glenn A. Etherington ...........................       1998     185,000        81,517        20,000        3,645(4)
 Chief Financial Officer                               1997     176,000        32,000             0      103,435(5)
                                                       1996     168,000         9,511        44,000        6,951(6)

------------------------

(1) Includes severance and consulting fees of $155,000 and director fees of $9,500.

(2) Includes director fees of $9,750.

(3) Includes director fees of $2,000 and consulting fees of $5,000.

(4) Includes (a) matching contributions under the Company's 401(k) plan in the amounts of $3,300 on behalf of Messrs. Brannan, Butler, Naeini, Walsh, Maltz and Etherington; (b) term life insurance premiums of $24 on behalf of Mr. Brannan, $354 for Mr. Gergacz, $341 for Mr. Butler, $343 for Mr. Naeini, $2,643 for Mr. Walsh, $192 for Mr. Maltz, and $245 for Mr. Etherington; and
    (c) an automobile allowance of $3,600 to Mr. Etherington.

(5) Includes (a) matching contributions under the Company's 401(k) plan in the amounts of $3,135 on behalf of Messrs. Brannan, Butler, Naeini, Walsh, Maltz and Etherington; (b) term life insurance premiums in the amounts of $2,444 on behalf of Mr. Walsh and $144 on behalf of each of Messrs. Brannan, Butler, Gergacz, Naeini, Maltz and Etherington; (c) relocation expense reimbursements in the amounts of $40,166 to Mr. Brannan, $217,443 to Mr. Gergacz, $105,172 to Mr. Naeini, $128,854 to Mr. Walsh, and $96,694 to Mr. Etherington; and (d) automobile allowances of $6,646 to Mr. Maltz and $3,462 to Mr. Etherington.

(6) Includes (a) matching contributions under the Company's 401(k) plan in the amounts of $3,135 on behalf of Messrs. Brannan, Butler, Naeini, Walsh, Maltz and Etherington; (b) term life insurance premiums in the amounts of $2,516 on behalf of Mr. Walsh, $18 on behalf of Mr. Gergacz, and $216 on behalf of each of Messrs. Brannan, Butler, Naeini, Maltz and Etherington; and (c) automobile allowances of $7,200 to Mr. Maltz and $3,600 to Mr. Etherington.

    The following table sets forth information concerning options to purchase Common Stock granted during 1998 to the Named Executive Officers. The potential realizable value amounts shown below represent values that might be realized upon exercise immediately prior to the expiration of the term of the options using 0%, 5% and 10% appreciation rates set by the Securities and Exchange Commission, compounded annually, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          PERCENT OF                                            POTENTIAL REALIZABLE VALUE AT
                                             TOTAL                   MARKET                     ASSUMED ANNUAL RATES OF STOCK
                                         OPTIONS/SAR'S   EXERCISE     PRICE                    PURCHASE PRICE APPRECIATION FOR
                             NUMBER       GRANTED TO        OR         AT                                OPTION TERM
                               OF          EMPLOYEES       BASE      DATE OF   EXPIRATION   -------------------------------------
          NAME             SECURITIES   IN FISCAL YEAR     PRICE      GRANT       DATE         0%($)       5%($)        10%($)
-------------------------  -----------  ---------------  ---------  ---------  -----------  -----------  ----------  ------------
David S. Gergacz.........      10,000           2.18%    $   9.000  $   9.000     1/12/08    $       0   $   56,610  $    143,451

Stanley G. Brannan.......       4,500           0.98%    $  10.656  $  10.656     5/12/08    $       0   $   30,163  $     76,433

Gerald V. Butler.........      10,000           2.18%    $   9.000  $   9.000     1/12/08    $       0   $   56,610  $    143,451

Ray S. Naeini............      10,000           2.18%    $   9.000  $   9.000     1/12/08    $       0   $   56,610  $    143,451
                              100,000          21.82%    $   8.125  $   8.125    11/18/08    $       0   $  511,063  $  1,295,044

Donald R. Walsh..........      10,000           2.18%    $   9.000  $   9.000     1/12/08    $       0   $   56,610  $    143,451
                               10,000           2.18%    $   8.125  $   8.125    11/18/08    $       0   $   51,106  $    129,504

Scott A. Maltz...........      10,000           2.18%    $   9.000  $   9.000     1/12/08    $       0   $   56,610  $    143,451

Glenn A. Etherington.....      10,000           2.18%    $   9.000  $   9.000     1/12/08    $       0   $   56,610  $    143,451
                               10,000           2.18%    $   8.125  $   8.125    11/18/08    $       0   $   51,106  $    129,504

    All of the above options were granted under either the Company's 1994 Stock Option Plan or the Director Plan. Options granted under the 1994 Stock Option Plan vest cumulatively at 25% per year beginning on the first anniversary of the date of the grant. Options granted under the Director Plan vest cumulatively as to one-third per year beginning on the first anniversary of the date of grant.

    The following table sets forth information concerning the acquisition of shares of Common Stock under the Company's Employee Stock Purchase Plan during 1998 by the only Named Executive Officers to so acquire shares, and by all executive officers as a group and all other employees as a group.

               SHARES ACQUIRED UNDER EMPLOYEE STOCK PURCHASE PLAN

                                                                                NUMBER OF SHARES    DOLLAR VALUE
                   NAME OF INDIVIDUAL OR IDENTITY OF GROUP                          PURCHASED            ($)
------------------------------------------------------------------------------  -----------------  ---------------
Gerald V. Butler..............................................................          1,000              2,178
Donald R. Walsh...............................................................          1,000              2,178
Glenn A. Etherington..........................................................            840              1,763
All Executive Officers as a Group (7 persons).................................          4,011              8,662
All Other Employees as a Group................................................         58,587            123,864

    Shares are purchased at an exercise price equal to 85% of the lower of the fair market value of the Common Stock on the grant date or the exercise date. The dollar value equals the market value on the date of purchase minus the purchase price.

    The following table sets forth, for each of the Named Executive Officers, information concerning each exercise of options to purchase Common Stock during the year ended December 31, 1998 and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY
                                           SHARES                     OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                          ACQUIRED       VALUE            YEAR-END               YEAR-END ($)
                                             ON        REALIZED    -----------------------  -----------------------
                 NAME                     EXERCISE        ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------  -----------  -----------  -----------------------  -----------------------
David S. Gergacz.......................           0            0           213,000/1,500                 10,000/0
Stanley G. Brannan.....................           0            0                 4,500/0                      0/0
Gerald V. Butler.......................           0            0           50,000/32,000                  0/7,500
Ray S. Naeini..........................           0            0          15,000/125,000            6,250/188,750
Donald R. Walsh........................           0            0           78,750/64,000            49,219/23,750
Scott A. Maltz.........................           0            0                     0/0                      0/0
Glenn A. Etherington...................      22,222    $  87,777           75,000/64,000            28,750/23,750

             EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL ARRANGEMENTS

    Under an Employment Agreement dated December 2, 1996, David S. Gergacz served as President and Chief Executive Officer of the Company until his resignation on November 13, 1998. The Company will make severance payments to Mr. Gergacz in an aggregate amount of approximately $555,000 over a one-year period from the date of his resignation. In addition, the Company will continue to pay Mr. Gergacz's health insurance premiums during such one-year period.

    Upon Stanley G. Brannan's resignation as Chairman of the Board of the Company on January 12, 1998, the Company and Mr. Brannan entered into an agreement pursuant to which the Company paid Mr. Brannan $105,000 as severance. Mr. Brannan performed certain consulting services for the Company through June 1998, for which he was paid $50,000. As a part of the agreement, Mr. Brannan agreed not to compete with the Company for a period of 18 months from the effective date of the agreement.

    In connection with the relocation of the Company's corporate headquarters to Lake Mary, Florida, the Company entered into employment agreements with certain executive officers, including certain of the Named Executive Officers, which assured the continued employment of such persons for a period of one year from the effective date of their relocation. The agreements provided for a base salary, participation in incentive compensation programs and guaranteed payment of the annual salary amount in the event of termination other than for Cause (as defined in the related agreement). The one-year term of the agreements with Donald R. Walsh and Ray S. Naeini expired during 1998.

    Glenn A. Etherington is serving as the Company's Chief Financial Officer under an Employment Agreement dated June 23, 1997. The Agreement provides for a base salary and participation in the Company's executive bonus program. In addition, if the Agreement is terminated other than for Cause (as defined in the Agreement), Mr. Etherington will be entitled to severance pay equal to one year of salary and benefits.

    Certain of the Company's executive officers have been granted options under the Company's stock option plans. In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a change of ownership involving the transfer of in excess of 50% of the then outstanding Common Stock to a corporation or other entity, person or group of affiliated persons (hereafter "a Transaction"), holders of options will have the right, immediately prior to consummation of the Transaction, to exercise all options granted thereunder without regard to the vesting provisions contained in the applicable option agreements. However, the Board of Directors may, in its sole discretion, determine that such immediate vesting of the right to exercise outstanding options is not in the best interests of the Company, in which event the successor corporation would be required to agree to assume the outstanding options or substitute therefor comparable options of such successor corporation.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Beginning in January 1998, Perry E. Esping, C. MacKay Ganson, Jr. and John
F. Kelsey, III, each of whom was an independent non-employee Director of the Company, were members of the Compensation Committee of the Company's Board of Directors. Mr. Esping passed away in July 1998. Mr. Ganson and Mr. Kelsey continued to serve as members of the Compensation Committee until November 1998 when they were succeeded by Alan C. Maltz and Scott A. Maltz. Alan C. Maltz previously served as an Executive Vice President of the Company until his resignation effective December 31, 1997. Scott A. Maltz also served as a Senior Vice President of the Company until his resignation in August 1998. Otherwise, no person who served as a member of the Compensation Committee during the past fiscal year was an officer or an employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company. David S. Gergacz, while serving as President, Chief Executive Officer and Chairman of the Board of the Company, participated in the Compensation Committee's deliberations concerning executive compensation, other than deliberations concerning his own compensation.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company (the "Committee") determines the Company's executive compensation policies and sets specific executive salaries. In January 1998, the Committee, then composed of non-employee directors Perry E. Esping, C. MacKay Ganson, Jr., and John F. Kelsey, III, established the executive compensation provisions for calendar year 1998.

    The Company's executive compensation program is designed to attract, retain and motivate executive officers who are believed to have the abilities necessary for the long-term success of the Company. This program consists of a base salary, incentive compensation based upon the achievement of certain specified revenue and operating profit goals, and stock options.

    David S. Gergacz served as President and Chief Executive Officer of the Company from December 2, 1996 until November 13, 1998, under an Employment Agreement negotiated by Mr. Gergacz and the Board of Directors. The Committee believes that the overall compensation established under the Employment Agreement was comparable to, and competitive with, the compensation programs in effect for chief executive officers of companies with which the Company competes.

    During 1998, Mr. Gergacz participated in deliberations regarding the compensation of other executive officers. Mr. Gergacz made recommendations to the Committee on the incentive compensation program to be followed by the Company, as well as specific compensation levels for each executive officer. After evaluating these recommendations, the Committee recommended programs and pay levels to the full Board for approval. In making its recommendations to the Board, the Committee considered such factors as the salaries of executive officers in similar positions with comparably sized companies, primarily within the Company's industry; survey data obtained from various sources; the experience and contribution levels of each executive officer; and the Company's financial performance during the last fiscal year.

    Under the Company's Executive Compensation Plan in 1998, executive officers were entitled to receive bonuses based upon the achievement of certain criteria established by the Board of Directors. Each executive was assigned a target bonus based upon achieving on-plan performance. The target bonuses ranged from 20% to 50% of base salary depending upon the executive's experience, contribution and job responsibilities.

    In general, executives in charge of a principal business unit were compensated based upon the attainment of revenue and profit contribution objectives of their business units as established at the beginning of the year. Revenue and contribution were weighted equally, with minimum thresholds of achievement below which no bonus would be earned. Executives not in charge of principal business units were compensated by a combination of overall corporate performance and achievement of objectives as established by Mr. Gergacz. Corporate performance consisted of a combination of revenue and operating income objectives, with each component weighted equally.

    Upon Mr. Gergacz's resignation in November 1998, Stanley G. Brannan assumed the positions of President and Chief Executive Officer of the Company on an interim basis. Upon recommendation of the Committee, Mr. Brannan is being compensated at the rate of $1,000 per working day and will not participate in the Company's executive bonus program. Mr. Brannan intends to resign as President and Chief Executive Officer upon the successful conclusion of the Board of Directors' current search for a new Chief Executive Officer.

    The Committee also grants stock options to executive officers in order to provide long-term incentives to the executives and to align the executives with the goal of maximizing stockholder value over time. Stock options are generally granted at fair market value, with vesting occurring at various dates. Grant ranges have been established for the executives based upon the practices of comparably-sized companies in the Company's industry and related industries. Individual grants may vary within the range to reflect individual performance and potential. During 1998, options to purchase an aggregate 215,000 shares of common stock were granted to the Company's executive officers under the 1994 Stock Option Plan. The options vest cumulatively at the rate of 25% per year beginning one year from the applicable grant date. The Board believes that the actions taken on these options were consistent with the Board's intent of providing meaningful incentives to the Company's executives.

    THE PRECEDING REPORT WAS ISSUED BY THE COMPENSATION COMMITTEE, COMPRISED OF:

                                 Alan C. Maltz
                                 Scott A. Maltz
                             C. MacKay Ganson, Jr.
                              John F. Kelsey, III

                              COMPANY PERFORMANCE

    Set forth below is a line graph comparing the cumulative total return to holders of the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index, and the Standard & Poor's High Technology Composite Index for the period of five fiscal years commencing December 31, 1993 and ended December 31, 1998. Total return is based on an assumed investment of $100 on December 31, 1993 and reinvestment of dividends through December 31, 1998.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                             BRITE VOICE    S & P 500

                                                                                            Systems, Inc.
1993                                                                                              $100.00      $100.00
1994                                                                                              $168.24      $101.32
1995                                                                                              $130.59      $139.40
1996                                                                                              $140.00      $171.40
1997                                                                                               $91.76      $228.59
1998                                                                                               $72.94      $293.91
*TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS
DESCRIPTION                                                                                          1993         1994
BRITE VOICE SYS                                                                                   $100.00      $168.24
S & P 500                                                                                         $100.00      $101.32
S & P Technology                                                                                  $100.00      $116.55

                                                                                            S & P TECHNOLOGY-
                                                                                                        Sector
1993                                                                                                   $100.00
1994                                                                                                   $116.55
1995                                                                                                   $167.88
1996                                                                                                   $238.17
1997                                                                                                   $300.32
1998                                                                                                   $519.48
*TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS
DESCRIPTION                                                                                               1995       1996       1997
BRITE VOICE SYS                                                                                        $130.59    $140.00     $91.76
S & P 500                                                                                              $139.40    $171.40    $228.59
S & P Technology                                                                                       $167.88    $238.17    $300.32


1993
1994
1995
1996
1997
1998
*TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS
DESCRIPTION                                                                                      1998
BRITE VOICE SYS                                                                                $72.94
S & P 500                                                                                     $293.91
S & P Technology                                                                              $519.48

DESCRIPTION 1993 1994 1995 1996 1997 1998 ----------- ---- ---- ---- ---- ----
----BRITE VOICE SYS $100.00 $168.24 $130.59 $140.00 $ 91.76 $ 72.94 S & P 500
$100.00 $101.32 $139.40 $171.40 $228.59 $293.91 S & P Technology - Sector
$100.00 $116.55 $167.88 $238.17 $300.32 $519.48

                                 PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to serve as auditors for the year ending December 31, 1999. Arthur Andersen LLP has served as the Company's auditors for the past six years. It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

      COMPLIANCE WITH SECTION16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. On the basis of reports and representations submitted by the Directors and executive officers of the Company, the Company believes that all Forms 3, 4 and 5 showing ownership of, and changes of ownership in, the Company's Common Stock during 1998, were timely filed with the Securities and Exchange Commission, except Stanley G. Brannan was late in filing a report on Form 4 and a report on Form 5.

                                 ANNUAL REPORT

    The Company's Annual Report for the year ended December 31, 1998 (which includes a copy of the Company's Annual Report on Form 10-K) has been enclosed in the same mailing with this Proxy Statement and is not a part of the Proxy solicitation material. The Company will provide, without charge, a copy of the Annual Report on Form 10-K (without exhibits) to any stockholder upon written request to Brite Voice Systems, Inc., 250 International Parkway, Suite 300, Lake Mary, Florida 32746, Attention: Secretary.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring any matters before the Annual Meeting, other than those specifically set forth in the Notice of Meeting, and is not aware of any matter to be brought before the Annual Meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with the judgment of the Board of Directors.

                             STOCKHOLDER PROPOSALS

    The Company currently intends to hold its 1999 Annual Meeting of Stockholders in May 2000. The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its Annual Meeting of Stockholders to be held in 2000 is December 15, 1999. Such stockholder proposals should be submitted to Brite Voice Systems, Inc., 250 International Parkway, Suite 300, Lake Mary, Florida 32746, Attention:
Secretary.

                                                 [SIGNATURE]

                                          Glenn A. Etherington

                                               SECRETARY

April 12, 1999

BRITE VOICE SYSTEMS, INC.                           THIS PROXY IS SOLICITED
250 INTERNATIONAL PARKWAY, STE. 300                    ON BEHALF OF THE
LAKE MARY, FLORIDA 32746                              BOARD OF DIRECTORS


The undersigned hereby appoints Stanley G. Brannan and Glenn A. Etherington (__________________) as Proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Brite Voice Systems, Inc. held of record by the undersigned on March 31, 1999 at the annual meeting of stockholders to be held on May 11, 1999, or any adjournment thereof.

1. ELECTION OF DIRECTORS        FOR all nominees listed below
                                (except as marked to the contrary below)
                                WITHHOLD AUTHORITY to vote as indicated below

           Stanley G. Brannan, C. MacKay Ganson, Jr., J. Darrell Kelley,
                John F. Kelsey, III, Alan C. Maltz, Scott A. Maltz
        (INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name.)

2. PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants for the Company for 1999.

                            FOR       AGAINST     ABSTAIN

                              To be signed on other side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.


                       Dated:_____________________________________, 1999

                       _________________________________________________
                                          Signature

                       _________________________________________________
                                   Signature if held jointly

                       Please mark, date, sign and return the proxy card
                              promptly using the enclosed envelope.